UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2012

IDLE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54736	26-2818699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

216 S. Centre Avenue, Leesport, PA	19533
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 671-2241

Copies of Communications to:
Stoecklein Law Group
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2012, Idle Media, Inc. (the “Company”) entered into a stock purchase agreement with a Stockholder of the Company. Pursuant to the agreement, the Company will repurchase 4,000,000 shares of its common stock for approximately $200,000 or $0.05 per share from the Stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IDLE MEDIA, INC.

By: /S/ Raphael Haddock
Raphael Haddock, Chief Financial Officer

Date: September 5, 2012